EXHIBIT 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                                Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, May 3, 2004 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the first quarter ended March 31, 2004.

Comparing the first quarter of 2004 with the first quarter of 2003:

•	Net revenue was $44,064,000 as compared to $39,032,000, an increase of 13%.

•	Earnings from operations were $3,875,000 as compared to $2,527,000, an increase of 53%.

•	Net earnings were $2,064,000 as compared to $1,171,000, an increase of 76%.

•	Diluted net earnings per share were $0.26, as compared to $0.16, an increase of 63%.

•	Diluted cash net earnings per share were $0.35 as compared to $0.24, an increase of 46%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP financial measure, was $67,348,000 for the quarter as compared to $58,224,000 for the prior year’s same quarter, an increase of 16%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 11% for the quarter.

For the quarter cash flow from operations was $6,674,000, capital expenditures were $1,253,000 and amounts paid for acquisitions and affiliations were $560,000. The Company relocated one facility and expanded three facilities during the quarter and also completed an affiliation with a practice that was combined with its existing affiliated dental group practice in Tennessee. In addition to the ongoing reinvestment in its business, the Company reduced indebtedness by $5,210,000 during the quarter.

As previously announced on April 16, 2004, Summit Partners sold all of its shares in the Company. Summit Partners is a private equity and venture capital firm and purchased its shares in the Company in January 1996. While Summit Partners is a long-term investor, its investment horizon is finite based on the life of its respective investment funds and the sale of its shares in the Company was reflective of this finite life. Marty Mannion, a Managing Partner of Summit Partners, will remain a member of the Company’s Board of Directors.

“We are pleased with our continued strong financial performance. Our focused efforts on cash flow generation and improving our internal, same market growth rates are positively impacting our operating and financial performance,” said Gregory A. Serrao, Chairman, President and CEO. “We are also pleased with the increased institutional ownership and public float of our stock following Summit Partners’ sale of its holding in American Dental Partners,” added Mr. Serrao.

Cash net earnings per share, patient revenue, total revenue and same market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the first quarter ended March 31, 2004, the Company will host its previously announced conference call on Tuesday, May 4, 2004 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EST Tuesday, May 11, 2004.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 19 dental group practices which have 172 dental facilities with approximately 1,531 operatories located in 17 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental group practices have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental group practices, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 (File No. 333-56941).

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Net revenue	$44,064	$39,032
Operating expenses:
Salaries and benefits	19,273	17,542
Lab fees and dental supplies	7,155	6,511
Office occupancy expenses	5,164	4,930
Other operating expenses	4,159	3,622
General corporate expenses	1,920	1,580
Depreciation expense	1,436	1,280
Amortization of intangible assets	1,082	1,040

Total operating expenses	40,189	36,505

Earnings from operations	3,875	2,527
Interest expense, net	465	633

Earnings before income taxes	3,410	1,894
Income taxes	1,346	723

Net earnings	$2,064	$1,171

Net earnings per common share:
Basic	$0.28	$0.16

Diluted	$0.26	$0.16

Weighted average common shares outstanding:
Basic	7,391	7,266

Diluted	7,858	7,518

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$2,151	$1,895
Receivables due from affiliated dental group practices	15,528	16,611
Other current assets	5,751	5,376

Total current assets	23,430	23,882

Property and equipment, net	35,074	35,216

Other non-current assets:
Goodwill, net	5,095	5,095
Intangible assets, net	83,301	83,843
Other assets	979	1,036

Total non-current assets	89,375	89,974

Total assets	$147,879	$149,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19,387	$18,559
Current maturities of debt	1,373	1,407

Total current liabilities	20,760	19,966

Non-current liabilities:
Long-term debt	37,143	42,319
Other liabilities	12,919	12,895

Total non-current liabilities	50,062	55,214

Total liabilities	70,822	75,180

Commitments and contingencies
Stockholders’ equity	77,057	73,892

Total liabilities and stockholders’ equity	$147,879	$149,072

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended March 31,
	2004	2003	% Growth
Reconciliation of total revenue to net revenue and patient revenue same market growth:(1)
Patient revenue
Dental group practices affiliated with the Company in both periods of comparison(2)	$64,444	$58,224	11%
Dental group practices that completed affiliations with the Company during periods of comparison	2,904	—	—

Total	67,348	58,224	16%
Other revenue	1,295	1,729	-25%

Total revenue	68,643	59,953	14%
Amounts retained by affiliated dental group practices	24,579	20,921	17%

Net revenue	$44,064	$39,032	13%

	Three Months Ended March 31, 2004			Three Months Ended March 31, 2003
	Amount	% of Net Revenue	% of Total Revenue	Amount	% of Net Revenue	% of Total Revenue
Reconciliation of expense trends to net revenue and total revenue:
Adjusted gross revenue - affiliated dental group practices	$67,348		98.1%	$58,224		97.1%
Other revenue	1,295		1.9	1,729		2.9

Total revenue	68,643		100.0	59,953		100.0
Amounts retained by affiliated dental group practices	24,579		35.8	20,921		34.9

Net revenue	44,064	100.0%	64.2	39,032	100.0%	65.1
Salaries and benefits	19,273	43.7	28.1	17,542	44.9	29.3
Lab fees and dental supplies	7,155	16.2	10.4	6,511	16.7	10.9
Office occupancy expenses	5,164	11.7	7.5	4,930	12.6	8.2
Other operating expenses	4,159	9.4	6.1	3,622	9.3	6.0
General corporate expenses	1,920	4.4	2.8	1,580	4.0	2.6
Depreciation expense	1,436	3.3	2.1	1,280	3.3	2.1
Amortization of intangible assets	1,082	2.5	1.6	1,040	2.7	1.7

Total operating expenses	40,189	91.2	58.5	36,505	93.5	60.9

Earnings from operations	3,875	8.8	5.6	2,527	6.5	4.2
Interest expense, net	465	1.1	0.7	633	1.6	1.1

Earnings before income taxes	3,410	7.7	5.0	1,894	4.9	3.2
Income taxes	1,346	3.0	2.0	723	1.9	1.2

Net earnings	$2,064	4.7%	3.0%	$1,171	3.0%	2.0%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands, except per share amounts)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures (Continued)

	Three Months Ended March 31,
	2004	2003
Reconciliation of net earnings, as reported, to cash net earnings: (3)
Net earnings (as reported)	$2,064	$1,171
Add: Amortization of intangible assets, net of tax	655	643

Cash net earnings	2,719	1,814

Weighted average common shares outstanding	7,858	7,518

Diluted net earnings per share	$0.26	$0.16

Diluted cash net earnings per share (3)	$0.35	$0.24

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental group practices, for which their results of operations are not consolidated with the Company’s financial statements. The Company uses these non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.
(2)	Same market revenue excludes affiliations in new markets that occurred during the periods of comparison. Same market patient revenue is comprised of revenue of the Company’s affiliated dental group practices which are not consolidated into the Company’s financial statements. The Company believes that same market patient revenue growth is important for understanding its financial performance.
(3)	Diluted cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Diluted cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that diluted cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.